Exhibit 2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


                            Vivendi Universal, S.A.
  PolyGram Holdings, Inc. Deferred Savings and Investment Plan for Employees


We hereby consent to the incorporation by reference of our report dated
July 9, 2002 which appears in your Annual Report on Form 11-K of the PolyGram Holdings, Inc. Deferred Savings and Investment Plan for Employees for the fiscal year ended December 31, 2001.


                                                /s/ McGladrey & Pullen, LLP
                                                ------------------------------
                                                McGladrey & Pullen, LLP


McGladrey & Pullen, LLP
New York, N.Y.
July 11, 2002